Exhibit 10.29

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“MOU”) is made and entered into as of September 22nd, 2022;

Between:

LG Energy Solution, Ltd. (“LGES”)

And

Snow Lake Resources Ltd.,

d/b/a Snow Lake Lithium (“LITM”)

WHEREAS whereas LITM is in the process of establishing a lithium mine in Snow Lake, Manitoba. With access to 97%+ renewable power source through Manitoba Hydro, LITM intends to construct a fully electric mine, from a renewable source, to provide the cleanest lithium to power North America’s future.

AND WHEREAS LGES is a Korean battery manufacturer of lithium-ion batteries for a wide range of applications such as electric vehicles, smart devices, wireless home appliances, and energy storage systems. As the market for electric vehicles continues to grow, LGES is constantly expanding its production capacity and searching for trusted partners to provide the necessary resources.

AND WHEREAS the parties intend to explore the opportunity to establish a business relationship as set out herein to provide clean lithium-ion battery power to the North American market.

1.	Purpose and Scope:

The purpose of this MOU is to identify the intended areas of potential business collaboration between LITM and LGES to enhance strategic cooperation in the following areas:

(a)	The LITM’s spodumene concentrates project in Manitoba Canada (“LITM’s Project”);

(b)	Collaboration on a lithium hydroxide plant to be constructed and operated in the Province of Manitoba; and

(c)	Supply of spodumene concentrate form LITM’s Project or lithium hydroxide produced from integrated processing the plant in Manitoba.

www.SnowLakeLithium.com
Legal Address		Mailing Address

242 Hargrave St #1700, Winnipeg, MB R3C 0V1 Canada		Snow Lake Resources ltd PO Box 126 Simcoe Ont N3Y 4K8

2.	Expected Advantages of Partnering:

With the North American demand for lithium increasing and the need for manufacturer’s electric automobiles to secure a reliable source of lithium batteries becoming ever more apparent, LITM has entered into the feasibility studies stage of the extraction project and is moving quickly towards production to meet this demand and the further demand created by the green energy era.

LITM has access to a substantial deposit of the resource to produce lithium. At the time of LITM’s IPO in November 2021, LITM announced a resource of 11.1Mt indicated and inferred resource at 1% Li2O which could produce 160,000t / yr of 6% concentrate. This is sufficient to supply 20,000t of Li2CO3 or LiOH. which has the potential to provide batteries for the production of 2.5m cars annually in North America. LITM has been drilling and expanding its resource and expects to announce a much larger resource by January 2023.

LITM’s resource is ideally located with access to existing railway infrastructure to easily transport its product to end users. In addition, LITM’s lithium mine and associated hydroxide plant will have access to clean hydro-electric power which is critical to supply the green energy market.

LITM will reserve production capacity for LGES in the amount of 160,000t / yr of 6% concentrates or 20,000t of Li2CO3 or LiOH starting in 2025 for 10 years on the condition that LGES fulfill an obligation as an partner. By combining resources and expertise, LGES/LITM will be able to quickly and efficiently bring “green” lithium-ion batteries to market.

3.	Understandings:

LITM and LGES will work together in good faith to explore opportunities for all stakeholders involved (LGES, LITM, shareholders, local community, regional suppliers, etc.) to create a world class mine and hydroxide plant within the given environmental, social, economical responsibilities of all parties.

4.	Duration:

This MOU will be effective for three (3) years from the effective start date unless otherwise extended by written agreement between the parties. Either party may terminate the MOU earlier for any reason at any time upon delivery to the other party of at least 30 days prior written notice of termination.

www.SnowLakeLithium.com
Legal Address		Mailing Address

242 Hargrave St #1700, Winnipeg, MB R3C 0V1 Canada		Snow Lake Resources ltd PO Box 126 Simcoe Ont N3Y 4K8

5.	Non-Binding Effect:

Except for Sections 6 and 7, which shall be binding, this MOU does not create any legally binding obligations, and simply constitutes an expression of good faith intent to mutually cooperate on matters of common interest.

6.	Confidentiality:

Neither party will disclose either the fact that discussions are taking place concerning a possible transaction between the parties, or any details of such discussions without first obtaining the prior written consent of the other party. This requirement is in addition to the parties’ obligations under the Non-Disclosure Agreement, dated May 10th, 2022.

7.	Governing Law:

The binding provisions of this MOU are governed by the laws of Singapore. All disputes arising out of or in connection with this MOU shall be finally settled by arbitration administered by the Singapore International Arbitration Centre in accordance with the Arbitration Rules of the Singapore International Arbitration Centre. The arbitration award shall be final and binding, and a judgment consistent therewith may be entered by any court of competent jurisdiction. The arbitrator shall not have the power to render an award of punitive damages.

8.	Effective Date and Signature:

This MOU shall be effective upon the signature of representatives of both parties.

www.SnowLakeLithium.com
Legal Address		Mailing Address

242 Hargrave St #1700, Winnipeg, MB R3C 0V1 Canada		Snow Lake Resources ltd PO Box 126 Simcoe Ont N3Y 4K8

Signatures:

LG Energy Solution, Ltd.

By:	/s/ Dong Soo Kim	Date:	September 22, 2022
Name:	Dong Soo Kim
Title:	Senior Vice President, Procurement Center Leader

Snow Lake Resources Ltd.,

d/b/a Snow Lake Lithium

By:	/s/ Philip Gross	Date:	September 22, 2022
Name:	Philip Gross
Title:	CEO

www.SnowLakeLithium.com
Legal Address		Mailing Address

242 Hargrave St #1700, Winnipeg, MB R3C 0V1 Canada		Snow Lake Resources ltd PO Box 126 Simcoe Ont N3Y 4K8

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